Exhibit 31.1

CERTIFICATIONS PURSUANT TO

SECTION 302 OF

THE SARBANES-OXLEY ACT OF 2002

I, Richard Palmer, certify that:

1. I have reviewed this Amendment No.1 to the annual report on Form 10-K of Global Clean Energy Holdings, Inc. for the year ended December 31, 2022;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 1, 2023	/s/ Richard Palmer
Richard Palmer
Chief Executive Officer